Exhibit 99.1
news release
QLT ANNOUNCES FIRST QUARTER RESULTS FOR 2010

For Immediate Release	May 6, 2010
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) today reported financial results for the first quarter ended March 31, 2010. Unless specified otherwise, all amounts are in U.S. dollars and in accordance with U.S. GAAP.
“We are very excited to have recently announced preliminary positive data from the first three patients in our synthetic retinoid Phase Ib trial,” said Bob Butchofsky, President and Chief Executive Officer of QLT. “This trial and our proof-of-concept study for olopatadine in punctal plugs are expected to finish by the end of the year. We are also pleased that our first quarter is on-track financially, and, with distributor inventory now at appropriate levels, we look forward to increased sales to meet our U.S. Visudyne® sales guidance for the rest of the year.”
2010 FIRST QUARTER FINANCIAL RESULTS
Worldwide Visudyne Product Sales
Visudyne sales for the first quarter were $21.3 million, a decrease of 23.3% from sales in the first quarter of 2009. Sales in the U.S. were $5.0 million, down 42.2% from the prior-year first quarter, while sales outside the U.S. were $16.2 million, down 14.7% from the prior year. Visudyne sales in the U.S. reflected a significant reduction in inventory at distributors. Without this negative impact, sales in the U.S. would have been approximately $6.3 million, essentially flat from sales figures (similarly adjusted to eliminate the impact of changes in distributor inventory levels) from the fourth quarter of 2009.
QLT Revenues
For the first quarter, total revenue of $13.7 million was up 16.4% from the first quarter of 2009, despite the 23.3% drop in Visudyne sales. The increase occurred because, following the amendment of our Visudyne agreement with Novartis, the first quarter results included the recognition of approximately $5.0 million of deferred revenue for inventory shipped to, and paid for by, Novartis in prior years.
QLT Expenses / Other Income
For the first quarter, Cost of Sales was $6.6 million, up from $3.4 million in the prior year primarily due to $4.3 million of cost of sales associated with the recognition of deferred revenue mentioned above.
For the first quarter of 2010, Research and Development (R&D) expense was $7.3 million compared to $5.9 million in the same period of 2009. The increase occurred primarily because of increased spending on our punctal plug drug delivery system, synthetic retinoid and QLT091568 programs, as well as a negative foreign exchange variance due to the stronger Canadian dollar.
For the first quarter of 2010, Selling General and Administrative (SG&A) expense was $4.9 million, up from $3.7 million last year. The increase was primarily due to Visudyne sales and marketing expenses for the U.S. market, and a negative foreign exchange variance.

Investment and Other Expense or Income included $2.4 million for the Fair Value Change in Contingent Consideration, which occurred primarily because the Contingent Consideration asset is recorded as the present value of expected future payments, and therefore as each quarter elapses, even if no changes are made to the underlying forecast, we will book a gain as we move one quarter closer to realizing the full face value of the asset.
Operating Loss
The operating loss for the first quarter was $5.3 million, compared to a loss of $1.7 million in the prior-year first quarter. The decline was due to higher operating expenses and lower gross profit from Visudyne compared to the prior year.
Earnings Per Share (EPS), Adjusted EBITDA
EPS of $0.06 in the first quarter compared to $0.02 in the prior-year quarter. The improvement was driven by a $5.6 million non-cash income tax recovery in the first quarter of 2010, related to the amendment of the Visudyne agreement. This benefit more than offset a negative variance from Income from Discontinued Operations, which was nil in 2010 following the divestment of QLT USA, Inc. on October 1, 2009.
In the first quarter, non-GAAP EPS was $0.08. The items that were excluded in the determination of non-GAAP EPS were (i) stock compensation expense, (ii) interest income related to the note receivable, (iii) the fair value change in contingent consideration, and (iv) the income tax recovery arising from the amendment of the Visudyne agreement with Novartis. We also added back (within Income from Discontinued Operations) $8.0 million of Contingent Consideration earned based on Eligard® sales during the first quarter. Adjusted EBITDA plus Contingent Consideration earned for the first quarter was $3.6 million, as follows:

(In millions of United States dollars)
Non-GAAP operating loss (per Exhibit 1)	$(4.7)
+ Depreciation	0.3
+ Contingent Consideration	8.0
Adjusted EBITDA plus Contingent Consideration	$3.6
The full reconciliation of GAAP to non-GAAP financial measures for the first quarter is provided in Exhibit 1. The adjusted non-GAAP financial measures have no standardized meaning under GAAP and therefore may not be comparable to similar measures presented by other companies. We believe that the adjusted non-GAAP financial measures may be useful to investors to analyze the results of our business. We use these non-GAAP measures internally to evaluate our financial results and to establish operational goals. Certain items are excluded from non-GAAP financial measures because we consider such items to be outside of our core operating results or because they represent non-cash expenses or gains.
Cash and Short-Term Investments
The Company’s consolidated cash balance at March 31, 2010 was $190.1 million, up from the consolidated balance at the end of 2009 of $188.1 million.

RECENT COMPANY HIGHLIGHTS
•	Announced that Dipak Panigrahi, M.D., will join QLT as Senior Vice-President, Research and Development and Chief Medical Officer, reporting to Bob Butchofsky, effective May 2010.

•
Announced interim results from the first three subjects enrolled in a Phase Ib clinical proof-of-concept study of QLT091001 in the treatment of Leber congenital amaurosis (LCA), an inherited progressive retinal degenerative disease that leads to retinal dysfunction and significant visual impairment beginning at birth.

•
Repurchased in the first quarter 229 thousand QLT shares for approximately $1.2 million, under a normal course issuer bid (“NCIB”) that commenced on November 3, 2009. Cumulative purchases under the NCIB are 1.1 million shares at a cost of approximately $5.1 million. The number of shares outstanding is currently 53.6 million.

Conference call information
QLT Inc. will hold an investor conference call to discuss first quarter 2010 results on Thursday, May 6, 2010 at 8:30 a.m. ET (5:30 a.m. PT). The call will be broadcast live via the Internet at www.qltinc.com. To participate on the call, please dial 1-800-319-4610 (North America) or 604-638-5340 (International) before 8:30 a.m. ET. A replay of the call will be available via the Internet and also via telephone at 1-800-319-6413 (North America) or 604-638-9010 (International), access code 7157, followed by the “#” sign.
About QLT
QLT Inc. is a biotechnology company dedicated to the development and commercialization of innovative therapies for the eye. We are focused on our commercial product Visudyne® for the treatment of wet-AMD, developing drugs to be delivered in our proprietary punctal plug delivery system, as well as developing our synthetic retinoid program for the treatment of certain inherited retinal diseases. For more information, visit our website at www.qltinc.com.
Passive Foreign Investment Company
The Company believes that it qualified as a Passive Foreign Investment Company (PFIC) for 2009 and that it may qualify as a PFIC for 2010, which could have adverse tax consequences for U.S. shareholders. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2009 for additional information.

QLT Inc.—Financial Highlights
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended
	March 31,
(In thousands of United States dollars, except per share information)	2010	2009
(Unaudited)
Revenues
Net product revenue	$10,470	$11,783
Royalties	3,246	—

	13,716	$11,783

Costs and expenses
Cost of sales	6,552	3,351
Research and development	7,347	5,886
Selling, general and administrative	4,851	3,701
Depreciation	311	341
Litigation	—	334
Restructuring charges (recovery)	—	(114)

	19,061	13,499

Operating loss	(5,345)	(1,716)

Investment and other income (expense)
Net foreign exchange gains	641	49
Interest income	482	1,377
Interest expense	—	(1,503)
Fair value change in contingent consideration	2,443	—
Other	—	64

	3,566	(13)

Loss from continuing operations before income taxes	(1,779)	(1,729)

Recovery of (provision for) income taxes	5,182	(1,532)

Income (loss) from continuing operations	3,403	(3,261)

Income from discontinued operations, net of income taxes	—	4,562

Net income	$3,403	$1,301

Basic net income per common share
Continuing operations	$0.06	$(0.05)
Discontinued operations	—	0.07

Net income	$0.06	$0.02

Diluted net income per common share
Continuing operations	$0.06	$(0.05)
Discontinued operations	—	0.07

Net income	$0.06	$0.02

Weighted average number of common shares outstanding (in thousands)
Basic	53,717	61,287
Diluted	54,370	61,287

QLT Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In accordance with United States generally accepted accounting principles)

	March 31,	December 31,
(In thousands of United States dollars)	2010	2009
(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$190,085	$188,114
Accounts receivable	9,270	9,465
Income taxes receivable	2,132	4,879
Inventories	3,133	2,874
Current portion of deferred income tax assets	7,321	5,608
Mortgage receivable	11,821	11,466
Note receivable	9,503	9,259
Current portion of contingent consideration	32,925	33,587
Other	1,762	6,052

	267,952	271,304

Property, plant and equipment	2,905	2,597
Deferred income tax assets	19,876	13,320
Long-term inventories and other assets	15,140	14,925
Long-term contingent consideration	110,309	117,491

	$416,182	$419,637

LIABILITIES
Current liabilities
Accounts payable	$3,764	$3,876
Accrued liabilities	3,581	5,574
Deferred revenue	—	4,244

	7,345	13,694

Uncertain tax position liabilities	1,553	1,489

	8,898	15,183

SHAREHOLDERS’ EQUITY
Common shares	503,926	506,023
Additional paid-in capital	277,116	275,592
Accumulated deficit	(476,727)	(480,130)
Accumulated other comprehensive income	102,969	102,969

	407,284	404,454

	$416,182	$419,637

As at March 31, 2010, there were 53,571,856 issued and outstanding common shares and 5,604,822 outstanding stock options.

QLT Inc.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

2010 First Quarter Reconciliation of GAAP Earnings to Adjusted Non-GAAP Earnings	Exhibit 1

	Three months ended			Three months ended
	March 31, 2010			March 31, 2010
(In millions of United States dollars, except per share information)	GAAP	Adjustments		Non-GAAP(1)
(Unaudited)
Revenues
Net product revenue	$10.5	$—		$10.5
Royalties	3.2	—		3.2

	13.7	—		13.7

Cost and expenses
Cost of sales	(6.6)	0.1	(a)	(6.4)
Research and development	(7.3)	0.3	(a)	(7.0)
Selling, general and administrative	(4.9)	0.3	(a)	(4.6)
Depreciation	(0.3)	—		(0.3)

	(19.1)	0.7		(18.4)

Operating loss	(5.3)	0.7		(4.7)

Investment and other income (expense)
Net foreign exchange gains	0.6	—		0.6
Interest income	0.5	(0.2	)(b)	0.2
Fair value change in contingent consideration	2.4	(2.4	)(c)	—
Other	0.0	—		0.0

	3.6	(2.7)		0.9

Loss from continuing operations before income taxes	(1.8)	(2.0)		(3.8)

Recovery of (provision for) income taxes	5.2	(5.2	)(d)	(0.0)

Income (loss) from continuing operations	3.4	(7.2)		(3.8)

Income from discontinued operations, net of income taxes	—	8.0	(e)	8.0

Net income	$3.4	$0.8		$4.2

Basic net income per common share:
Continuing operations	$0.06			$(0.07)
Discontinued operations	—			0.15

Net income	$0.06			$0.08

Diluted net income per common share:
Continuing operations	$0.06			$(0.07)
Discontinued operations	—			0.15

Net income	$0.06			$0.08

Weighted average number of common shares outstanding (in millions):
Basic	53.7			53.7
Diluted	54.4			54.4
Adjustments:

(a)	Remove stock-based compensation.

(b)	Remove interest income related to note receivable.

(c)	Remove gain on contingent consideration.

(d)	Remove income tax recovery arising from restructuring of the agreement with Novartis ($5.6 million) and remove income tax impact of the other above adjustments.

(e)	Add back contingent consideration based on first quarter Eligard royalties.

(1)
The adjusted non-GAAP financial measures have no standardized meaning under GAAP and therefore may not be comparable to similar measures presented by other companies. Management believes that the adjusted non-GAAP financial measures may be useful to investors for the purpose of financial analysis of the results of the business. Management uses these measures internally to evaluate the Company’s financial performance and to set operating goals before items that are considered by management to be outside of the Company’s core operating results. Investors are cautioned to not place undue reliance on the non-GAAP financial measures, and to consider these non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial reporting measures prepared in accordance with GAAP.

QLT Inc. Media Contact:
Vancouver, Canada
Karen Peterson
Telephone: 604-707-7000 or 1-800-663-5486
kpeterson@qltinc.com
The Trout Group Investor Relations Contact:
New York, U.S.A.
Christine Yang
Telephone: 646-378-2929
cyang@troutgroup.com
Or
Boston, Massachusetts, USA
Tricia Swanson
Telephone: 617-583-1306
tswanson@troutgroup.com
Visudyne® is a registered trademark of Novartis AG.
Eligard® is a registered trademark of Sanofi-aventis.
QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”
A full explanation of how QLT determines and recognizes revenue resulting from Visudyne sales is contained in the financial statements contained in the periodic reports on Forms 10-Q and 10-K, under the heading “Significant Accounting Policies — Revenue Recognition.” Visudyne sales are product sales in the U.S. by our wholly-owned U.S. subsidiary, QLT Ophthalmics, Inc., and product sales outside the U.S. by Novartis under its agreement with QLT.
Certain statements in this press release constitute “forward looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward looking information” within the meaning of applicable Canadian securities laws. Forward looking statements include, but are not limited to: our financial guidance; anticipated Contingent Consideration earned from the sale of Eligard; our PFIC status; our anticipated growth in U.S. Visudyne sales from the first quarter sales; statements concerning our clinical development programs and future plans; and statements which contain language such as: “assuming,” “prospects,” “future,” “projects,” “believes,” “expects” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the Company’s future operating results are uncertain and likely to fluctuate; currency fluctuations; the risk that sales of Visudyne or Eligard may be less than expected; uncertainties relating to the timing and results of the clinical development and commercialization of our products and technologies (including, but not limited to, Visudyne, our punctal plug technology and synthetic retinoid program) and the associated costs of these programs; outcomes for our clinical trials of our programs (including, but not limited to, our punctal plug technology and our synthetic retinoid program) may not be favorable or may be less favorable than interim results and/or previous trials; there may be varying interpretations of data produced by one or more of our clinical trials; the timing, expense and uncertainty associated with the regulatory approval process for products; uncertainties regarding the impact of competitive products and pricing relating to Visudyne and Eligard; risks and uncertainties associated with the safety and effectiveness of our technology; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.